EXHIBIT 10.18
                                [LETTERHEAD OF]
                         GIBNEY, ANTHONY & FLAHERTY, LLP
                                ATTORNEYS AT LAW
                                665 FIFTH AVENUE
                         NEW YORK, NEW YORK 10022-5305
                                 (212) 688-5151
                                    -------
                              FAX: (212) 688-8315


                                                  June 3, 1996

BY Fed Ex
---------
Harvey Cohen, Esq.
Murtaugh, Cohen & Byrne
1100 Franklin Avenue
Garden City, NY 11530

                         Re: Shamrock Technologies, Inc

Dear Mr. Cohen:

          Per the instructions of Messrs. Neuberg and Luniewski, I am returning to you enclosed the original executed Confession of Judgment from Medical Sterilization, Inc. to Shamrock Technologies, Inc. dated November 29, 1994. All other rights and obligations of Shamrock Technologies, Inc. and Medical Sterilization, Inc. remain in full force and effect pursuant to the Settlement Agreement between the parties dated September 14, 1994.

                                              Sincerely,

                                              /s/ Frederick W. Anthony
                                              ------------------------
                                              Frederick W. Anthony
FWA\SF
Enclosure

cc: William B. Neuberg
    Robert S. Luniewski


Supreme Court Of The State Of New York
County Of New York


         Shamrock Technologies, Inc.,

                           Plaintiff,
                                                       AFFIDAVIT OF CONFESSION

           -Against-                                        OF JUDGMENT


         Medical Sterilization, Inc.

                           Defendant.



         STATE OF NEW YORK  )
                            ) SS:
         COUNTY OF NEW YORK )

          Kennard H. Morganstern being duly sworn, deposes and says:

          1. That he is the president of Medical Sterilization, Inc., the defendant in the above-entitled action, and is duly authorized to make this affidavit on behalf of the corporate defendant and has the power to execute this Affidavit of Confession of Judgment on behalf of the defendant.


          2. That he resides at 8 Hunters Lane, Roslyn, New York 11576.

          3. Subject to the provisions of paragraph 5 that defendant hereby confesses judgment herein in favor of Shamrock Technologies, Inc., the above-named plaintiff, for the sum of $1,250,000, and hereby authorizes entry of judgment in favor of plaintiff against defendant for that sum.


          4. That defendant authorizes entry of judgment in New York County, New York, if said residence address is not in New York State.


          5. That this confession of judgment is to secure the plaintiff against all liability arising upon the following facts: Plaintiff and defendant and other parties have entered into a settlement agreement dated September 14, 1994 and various related agreements pursuant to which, among other things, a judgment of the United States District Court for the Eastern District of New York entered in favor of plaintiff and against defendant in the amount of $2,677,728.70, together with interest on the sum of $2,057,294.30 at the rate of 1.5% above the prime rate from August 21, 1989, shall be discharged by plaintiff. This Confession of Judgment is executed in order to secure the plaintiff against the contingent liability in the amount of $1,250,000 which will become due in the event the settlement agreement is rejected under the provisions of the Bankruptcy Code or otherwise terminated, amended or modified in a proceeding in which Medical Sterilization, Inc. is the debtor. The sum confessed does not exceed the amount of the contingent liability.

          This affidavit, if made in connection with an agreement for the purchase of $1,500.00 or less of any commodities for any use other than a commercial or business use upon any plan of deferred payments whereby the price or cost is payable in two or more installments, was executed subsequent to the time a default occurred in the payment of an installment thereunder.

Dated:   New York, NY
         November 29th, 1994               MEDICAL STERILIZATION, INC.

                                           By: /s/ Kennard H. Morganstern
                                               -----------------------------
                                               Kennard H. Morganstern, President

Sworn to before me on this
29 day of November, 1994



 /s/ Harvey Cohen
--------------------------------
          HARVEY COHEN
Notary Public, State of New York
         No. 30-573 8950
   Qualified in Nassau County
Commission Expires Oct. 31, 1996